As filed with the Securities and Exchange Commission on October 7, 2004.

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

FAIRCHILD SEMICONDUCTOR INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	82 Running Hill Road South Portland, Maine 04106 (Address of principal executive offices) (Zip Code)	04-3363001 (I.R.S. Employer Identification Number)

FAIRCHILD SEMICONDUCTOR STOCK PLAN
(Full Title of the Plan)

Paul D. Delva
Vice President and General Counsel
Fairchild Semiconductor International, Inc.
82 Running Hill Road
South Portland, Maine 04106
(Name and address of agent for service)
(207) 775-8100
(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum	Amount of
Title of securities	Amount to be	offering price per	aggregate offering	registration
to be registered	registered (1)	share (2)	price (2)	fee (3)
Common Stock, par value $.01 per share	1,893,169 shares	$14.21	$26,901,931	$3,408.47

(1)	Plus such additional number of shares as may be issued pursuant to the Plan in the event of a stock dividend, stock split, recapitalization or other similar change in the Common Stock.

(2)	Estimated solely for purposes of determining the registration fee in accordance with Rule 457(h) promulgated under the Securities Act of 1933 on the basis of the average of the high and low selling prices for shares of the registered securities on the New York Stock Exchange on September 30, 2004.

(3)	In accordance with General Instruction E to Form S-8, a filing fee is being paid only with respect to the securities being registered pursuant to this registration statement. Other shares of the registrant’s Common Stock to be issued and sold pursuant to the above-referenced plan (formerly known as the Fairchild Semiconductor Restated Stock Option Plan) were previously registered and the registration fee with respect to those securities has previously been paid.

SIGNATURES
POWER OF ATTORNEY
EX-5 OPINION OF COUNSEL
EX-10.1 FAIRCHILD SEMICONDUCTOR STOCK PLAN
EX-10.2 FORM OF NON-QUALIFIED STOCK OPTION AGREEMENT
EX-10.3 FORM OF DEFERRED STOCK UNIT AGREEMENT
EX-23.1 CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Registration of Additional Securities

     In accordance with General Instruction E to Form S-8, this registration statement is being filed to register additional securities of the same class as other securities for which a registration statement filed on Form S-8 relating to an employee benefit plan is effective. Accordingly, this registration statement consists only of the facing page of the registration statement, this paragraph, the signature page, an opinion of counsel, certain exhibits and required consents. The contents of the earlier registration statement on Form S-8 (S.E.C. File No. 333-53620) are incorporated in this registration statement by reference.

SIGNATURES

     The registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South Portland, State of Maine, on October 7, 2004.

FAIRCHILD SEMICONDUCTOR INTERNATIONAL, INC.
By:	/s/ Paul D. Delva
Paul D. Delva
Vice President and General Counsel

POWER OF ATTORNEY

     KNOWN TO ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below, except Matthew W. Towse, constitutes and appoints Paul D. Delva and Matthew W. Towse, each and individually, his or her attorneys-in-fact, with full power of substitution and resubstitution, for him or her in any and all capacities, to sign any or all amendments or post-effective amendments to this registration statement and to file the same with the Securities and Exchange Commission, granting unto each of such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that each such attorney-in-fact, or his agent or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Kirk P. Pond Kirk P. Pond	Chairman of the Board, President and Chief Executive Officer, and Director (principal executive officer)	October 7, 2004

/s/ Joseph R. Martin Joseph R. Martin	Vice Chairman of the Board, Senior Executive Vice President, and Director	October 7, 2004

/s/ Matthew W. Towse Matthew W. Towse	Senior Vice President and Chief Financial Officer (principal financial officer)	October 7, 2004

/s/ Robin A. Sawyer Robin A. Sawyer	Vice President, Corporate Controller (principal accounting officer)	October 7, 2004

Signature	Title	Date

/s/ Charles P. Carinalli Charles P. Carinalli	Director	October 7, 2004

/s/ Richard M. Cashin, Jr. Richard M. Cashin, Jr.	Director	October 7, 2004

/s/ Charles M. Clough Charles M. Clough	Director	October 7, 2004

/s/ Robert F. Friel Robert F. Friel	Director	October 7, 2004

/s/ Thomas L. Magnanti Thomas L. Magnanti	Director	October 7, 2004

/s/ Bryan R. Roub Bryan R. Roub	Director	October 7, 2004

/s/ Ronald W. Shelly Ronald W. Shelly	Director	October 7, 2004

/s/ William N. Stout William N. Stout	Director	October 7, 2004

Exhibit
Number	Description
5	Opinion of Counsel.
10.1	Fairchild Semiconductor Stock Plan.
10.2	Form of Non-Qualified Stock Option Agreement under the Fairchild Semiconductor Stock Plan.
10.3	Form of Deferred Stock Unit Agreement under the Fairchild Semiconductor Stock Plan.
23.1	Consent of Independent Registered Public Accounting Firm.
23.2	Consent of Counsel (included in Exhibit 5).
24	Powers of Attorney (included on signature page).